Exhibit 10.13

Note: Certain portions have been omitted from this General Terms Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

General

Terms

Agreement

No. CFM-03-2007

PROPRIETARY INFORMATION NOTICE The information contained in this document is CFM Proprietary Information and is disclosed in confidence. It is the property of CFM and shall not be used, disclosed to others, or reproduced without the express written consent of CFM. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

GENERAL TERMS AGREEMENT NO. CFM-03-2007

Table of Contents

•	Agreement

SECTION I - DEFINITIONS

SECTION II - TERMS AND CONDITIONS

	ARTICLE 1	-	PRODUCTS
	ARTICLE 2	-	PRODUCT PRICES
	ARTICLE 3	-	PRODUCT ORDER PLACEMENT
	ARTICLE 4	-	DELIVERY, TITLE, TRANSPORTATION, RISK OF LOSS, PACKAGING OF PRODUCTS
	ARTICLE 5	-	[*]
	ARTICLE 6	-	TAXES AND DUTIES
	ARTICLE 7	-	[*]
	ARTICLE 8	-	EXCUSABLE DELAY
	ARTICLE 9	-	[*]
	ARTICLE 10	-	DATA
	ARTICLE 11	-	LIMITATION OF LIABILITY
	ARTICLE 12	-	GOVERNMENT AUTHORIZATION, EXPORT SHIPMENT
	ARTICLE 13	-	PERSONAL DATA PROTECTION
	ARTICLE 14	-	NOTICES
	ARTICLE 15	-	MISCELLANEOUS

•	Exhibit A - [*]

	SECTION I	-	[*]
	SECTION II	-	[*]

•	Exhibit B - Product Support Plan

	SECTION I	-	SPARE PARTS PROVISIONING
	SECTION II	-	TECHNICAL PUBLICATIONS AND DATA
	SECTION III	-	TECHNICAL TRAINING
	SECTION IV	-	CUSTOMER SUPPORT AND SERVICE
	SECTION V	-	ENGINEERING SUPPORT
	SECTION VI	-	ENGINE HEALTH MONITORING
	SECTION VII	-	GENERAL CONDITIONS – CFM56 PRODUCT SUPPORT PLAN

•	Exhibit C - [*]

• Exhibit D- Standard Diagnostics Services

• Exhibit E- [*]

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GENERAL TERMS AGREEMENT NO. CFM-03-2007

THIS GENERAL TERMS AGREEMENT NO. 03-2007 (hereinafter referred to as this “Agreement”), dated as of the 29 day of March, 2007, by and between CFM International, Inc. (hereinafter referred to as “CFM”), a corporation organized under the law of the State of Delaware, U.S.A., and jointly owned by the General Electric Company (hereinafter referred to as “GE”) and Snecma Moteurs (hereinafter referred to as “SNECMA”) and Aerovias del Continente Americano S.A. Avianca, a corporation organized under the law of Columbia (hereinafter referred to as “Airline”). CFM and Airline are also referred to in this Agreement as the “Parties” or individually as a “Party”.

WITNESSETH

WHEREAS, Airline has acquired, or is in the process of acquiring a certain number of aircraft equipped with installed CFM Engines, and

WHEREAS, CFM and Airline desire to enter into this Agreement for (i) a standing offer by CFM to sell and a continuing opportunity for Airline to purchase from CFM, spare Engines, spare Parts, and support equipment for such installed and spare Engines and (ii) product services to be supplied by CFM in support of such installed and spare Engines, and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the respective Parties hereto agree as follows to the respective Sections of this Agreement. Capitalized terms used herein that are otherwise undefined shall have the meanings ascribed to them in Section I (“Definitions”), unless the context requires otherwise.

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SECTION I - DEFINITIONS

These definitions shall apply for all purposes of this Agreement unless the context otherwise requires.

“Aircraft” means the aircraft on which the Engine(s) listed in the applicable letter agreement to this Agreement is (are) installed.

“Affiliates” in the case of either party shall include any parent or subsidiary of a party, or any party controlled by or controlling any such entity

“Agreement” means this General Terms Agreement (together with all Exhibits and attachments) between CFM and Airline.

“Airworthiness Directive” means a requirement for the inspection, repair or modification of the Engine or any portion thereof as issued by the Federal Aviation Administration of the United States Department of Transportation (“FAA”) and/or Colombian Civil Aviation Authority (CAA) and/or the European Aviation Safety Agency (“EASA”).

“ATA” means the Air Transport Association of America.

“Data” means all information and data of any type, form or nature (including, but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, software, specifications, technical publications, electronic transmittals, customer website data and memoranda) which may be furnished or made available, directly or indirectly, as the result of this Agreement.

“Engine” means the Engine(s) described in the applicable letter agreement(s) to this Agreement.

“Expendable Parts” means those parts which must routinely be replaced during Inspection, repair, or maintenance, whether or not such parts have been damaged, and other parts which are customarily replaced at each such Inspection and maintenance period such as filter inserts and other short-lived items which are not dependent on wear out but replaced at predetermined intervals.

“Failed Parts” means those Parts and Expendable Parts suffering a Failure, and includes Resultant Damage.

“Failure” means the breakage of a Part, deterioration (other than normal wear and tear), malfunction of a Part, or damage to a Part, rendering it not Serviceable and such breakage, deterioration, malfunction or damage has been determined to be due to causes within CFM’s control including, but not limited to, a defect in design. Failure shall also include any defect in material or workmanship. Failure does not include any such breakage, malfunction or damage that is due to normal wear and tear that can be restored by overhaul or repair.

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GENERAL TERMS AGREEMENT NO. CFM-03-2007

“Flight Cycle” means the complete running of an Engine from start through any condition of flight and ending at Engine shutdown. A “touch and go landing” used during pilot training shall be considered as a “Flight Cycle.”

“Flight Hours” means the cumulative number of airborne hours in operation of each Engine computed from the time an aircraft leaves the ground until it touches the ground at the end of a flight.

“Foreign Object Damage” means any damage to the Engine caused by objects that are not part of the Engine and Engine optional equipment.

“Labor Allowance” means a CFM credit calculated by multiplying the established labor rate by man-hours allowed for disassembly, reassembly (when applicable), and for Parts repair. If a Labor Allowance is granted for a repair, it shall not exceed the credit that would have been quoted if the Part had not been repairable. The established labor rate means either (a) the then current labor rate mutually agreed between CFM and Airline if the work has been performed by Airline, or (b) the then current labor rate agreed between CFM and the third party repair and overhaul shop if the work has been performed by such repair and overhaul shop.

“Module” means a major sub-assembly of any of the Engines described in the applicable letter agreements.

“Part” means only those Engine and Engine Module Parts which have been sold originally to Airline or its Affiliates by CFM or a CFM approved supplier for commercial use. The term excludes parts that were furnished on new Engines and Modules but are procured directly from vendors. Such parts are covered by the vendor warranty and the CFM “Vendor Warranty Back Up.” Also excluded are Expendable Parts and customary short-lived items such as igniters and filter inserts.

“Parts Credit Allowance” means the credit granted by CFM to Airline in connection with the Failure of a Part based on the price of a replacement Part at the time the Part is removed. This credit may take the form of a new replacement Part at CFM’s option.

“Part Cycles” means the total number of Flight Cycles accumulated by a Part.

“Parts Repair” means the CFM recommended rework or restoration of Failed Parts to a Serviceable condition.

“Part Time” means the total number of Flight Hours accumulated by a Part.

“Resultant Damage” means the damage suffered by a Part or Expendable Part in warranty because of a Failure of another Part or Expendable Part within the same engine.

“Serviceable” when used to describe an Engine or Part, means in a flight worthy condition within the limits defined in the applicable Engine manuals, specification and/or publications by the type certificate holder.

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“Scrapped Parts” means those Parts determined by CFM to be un-Serviceable and not repairable by virtue of reliability, performance or repair costs. Such Parts shall be considered as scrapped if they bear a scrap tag duly countersigned by a CFM representative. Such Parts shall be destroyed and disposed of by Airline unless requested by CFM for engineering analysis, in which event any handling and shipping shall be at CFM’s expense.

“Spare Engine” means an Engine acquired in support of Airline’s fleet of Aircraft for use as a spare Engine when another Engine in such fleet is unavailable due to damage or is otherwise being repaired or serviced.

“Ultimate Life” of a Part means the approved limitation on use of a Part, in cumulative Flight Hours or Flight Cycles, which a U.S. government authority establishes as the maximum period of allowed operational time for such Parts in Airline service, with periodic repair and restoration.

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SECTION II - TERMS AND CONDITIONS

ARTICLE 1 - PRODUCTS

Airline may purchase under the terms and subject to the conditions hereinafter set forth, spare Engines, spare Parts, Engine Modules, related optional equipment, technical data and other products offered from time to time, as may be offered for sale by CFM (hereinafter collectively referred to as “Product(s)”). CFM shall also provide certain Product services as described in Exhibit B.

ARTICLE 2 - PRODUCT PRICES

A.	[*]. CFM shall quote such prices in U.S. Dollars and Airline shall pay for Products in U.S. Dollars. All Product prices include the cost of CFM’s standard tests, inspection and commercial packaging. Transportation costs and costs resulting from special inspection, packaging, testing or other special requirements, requested by Airline, will be paid for by Airline.

B.	[*]. The appropriate CFM escalation provisions will be set forth in each applicable letter agreement to this Agreement.

C.	The selling price of spare Parts, except for those which may be quoted by CFM to Airline, will be the respective prices which are both (i) quoted in CFM’s Spare Parts Price Catalog, as revised from time to time (the “Spare Parts Catalog” or “Catalog”) or in procurement data and (ii) confirmed in a purchase order placed by Airline and accepted by CFM. CFM shall quote such prices in U.S. Dollars, and Airline shall pay for CFM Products in U.S. Dollars. Transportation costs and costs resulting from special inspection, packaging, testing or other special requirements requested by Airline, will be paid for by Airline.

D.	The selling price of spare Parts will be set forth in the most current Catalog or in procurement data. The price of a new spare Part which is first listed in procurement data may be changed in subsequent procurement data revisions until such time as the spare Part is included in the Catalog. Initial provisioning Part prices quoted by CFM will be firm until November 1, 2007, provided a purchase order is placed by Airline prior to that date. CFM will advise Airline in writing ninety (90) days in advance of any changes in prices affecting a significant portion of the prices in the Catalog, such changes to occur only once a year. During such ninety (90) day period, CFM shall not be obligated to accept Airline purchase orders for quantities of spare Parts in excess of up to one hundred and eighty (180) days of Airline’s normal usage beyond the effective date of the announced price change.

ARTICLE 3 - PRODUCT ORDER PLACEMENT

A.	This Agreement shall constitute the terms and conditions applicable to all purchase orders which may hereafter be placed by Airline and accepted by CFM for Products in lieu of all printed terms and conditions appearing on Airline’s purchase orders; except, that, the description of Products, price, quantity, delivery dates and shipping instructions shall be as set forth on each purchase order accepted by CFM.

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B.	Airline shall place purchase orders for CFM Products quoted by CFM, in accordance with CFM’s quotation for said Products.

C.	Airline may place purchase orders for spare Parts using any of the following methods: telephone, facsimile transmission, ARNC or SITA utilizing ATA Specification 2000 (chapter 3 format), Airline purchase order as prescribed in the Spare Parts Catalog or CFM’s quotation, or, if applicable, CFM’s Customer Web Center (in accordance with the Customer Web Center e-commerce terms and conditions).

D.	Airline shall place purchase orders for initial provisioning quantities of spare Parts as provided in the attached Exhibit B within one hundred eighty days (180) following receipt from CFM of initial Provisioning Data relating thereto.

E.	CFM’s acknowledgment of each purchase order shall constitute acceptance thereof.

ARTICLE 4 - DELIVERY, TITLE, TRANSPORTATION, RISK OF LOSS PACKAGING OF PRODUCTS

A.	CFM shall supply Products under each purchase order placed by Airline and accepted by CFM, on a mutually agreed upon schedule consistent with CFM lead times and set forth in each purchase order. Shipment of such CFM Products shall be from CFM’s facility in Evendale, Ohio, U.S.A., Peebles, Ohio, U.S.A., or Erlanger, Kentucky, U.S.A., or point of manufacture, or other facility at CFM’s option. Shipment dates are subject to (1) prompt receipt by CFM of all information necessary to permit CFM to proceed with work immediately and without interruption, and (2) Airline’s compliance with the payment terms set forth herein with no payment being more than sixty (60) days past due.

B.	Delivery of all Products shall be as follows (hereinafter “Delivery”):

(i)	For Products shipped from the U.S. to a domestic U.S. destination (if requested by Airline), Delivery of such Products shall be Ex Works (Incoterms 2000) at the point of shipment described in Paragraph A of this Article;

(ii)	For Products shipped from the U.S. to a destination outside the U.S., Delivery of such Products shall be to Airline at the frontier of the destination country specified by Airline. .;

(iii)	For Products shipped from a location outside the U.S., Delivery of such Products shall be Ex Works (Incoterms 2000) from such foreign CFM facility;

(iii)	In the event shipment cannot be made for reasons set forth in Paragraph F of this Article, delivery shall be to storage.

Upon Delivery, title to Products as well as risk of loss thereof or damage thereto shall pass to Airline. CFM shall be responsible for obtaining any export licenses from the US, France

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and any country of manufacture Airline shall be responsible for all risk and expense in obtaining any required import licenses and carrying out all customs formalities for the importation of goods in accordance with the Article titled “Government Authorization” of this Agreement.

C.	Notwithstanding that Delivery of Products shall be as set forth in Paragraph B of this Article, Airline shall arrange for transportation of such Products from the point of shipment described in Paragraph A of this Article until Delivery in accordance with Paragraph B of this Article. Further notwithstanding that Airline is responsible for arranging transportation of all Products that it purchases from CFM, CFM agrees to contact Airline’s freight forwarder prior to shipment in order to facilitate the transportation activity. For shipment of major items such as spare Engines which (i) require that the ground transportation carrier enter CFM’s facilities and (ii) necessitate CFM’s assistance in placing such Products into the hands of the carrier, CFM agrees to contact the carrier directly to arrange the carrier’s scheduled arrival at CFM’s facility. Also, CFM agrees, unless otherwise directed by Airline or Airline’s freight forwarder, to select a carrier who will act as Airline’s agent to transport Products on the initial leg of ground transportation.

D.	For Products shipped from the U.S. to a destination outside the U.S., CFM shall bear the risk of loss and ensure that, in the event of loss of or damage to such Products, it is fully insured against any carrier having custody of the Products at the time of the loss or damage, whether transportation is arranged on Airline’s own aircraft or otherwise. Upon Delivery, risk of loss shall, as stated above, pass to Airline and Airline shall thereafter take measures it deems appropriate with respect thereto.

E.	Airline shall pay the cost of the transportation of the Products from the point of shipment

F.	If the Product(s) cannot be shipped when ready due to any cause specified in the Article titled “Excusable Delay” of this Agreement, CFM may place such Product(s) in storage. In such event, all expenses incurred by CFM for activities such as, but not limited to, preparation for and placement into storage and handling, storage, inspection, preservation and insurance shall be paid by CFM. However, if shipment cannot be made due to causes within Airline’s reasonable control, all such reasonable out of pocket expenses related to placing the Product into storage shall be paid by Airline within thirty (30) days of presentation of CFM’s invoices.

G.

Unless otherwise instructed by Airline, CFM shall ship each Product packaged in accordance with wood packaging certification according to the FAO’s Phytosanitary International Standards (NIMF15 Regulation. More info at www.fao.org). Any penalty / fee, delay or repackaging required as a result of not meeting this international standard will be responsibility of CFM unless packaging is changed for whatever reason by third parties for shipment. Any special boxing or preparation, different than ATA 3000, for shipment specified by Airline shall be for Airline’s account and responsibility. The cost of any shipping stand or container is not included in the price of the

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Product. In the event any such CFM-owned items are not returned by Airline to the original point of shipment, in re-usable condition within one hundred twenty (120) days after shipment, Airline will pay CFM the price of such items within 30 days after presentation of CFM’s invoice.

H.	Airline’s order number shall be indicated on all shipments, packing sheets, bills of lading and invoices.

I.	Notwithstanding the distinctions set forth in this Article as to when shipment of a Product occurs as opposed to when Delivery of such Product occurs, for all other purposes of the Agreement (including but not limited to (i) escalation of base prices for Products per the Article titled “Product Prices” of this Agreement, (ii) dates to be provided in Airline’s purchase orders to CFM per the Article titled “Product Order Placement” of this Agreement, (iii) payment for Products in accordance with the CFM Payment Terms of this Agreement, and (iv) Exhibit A, Warranties and Guarantees, the terms “deliver” or “delivery” with respect to a Product shall be deemed to mean the shipment of that Product. However, use of the terms “delivery” or “deliver” and “shipment” or “ship” shall not be construed so that any acts will pass title or risk of loss or damage with respect to the Products to Airline prior to Delivery in accordance with Paragraph B of this Article.

J.	If the delivery schedule for Aircraft to be delivered to Airline is materially changed, CFM and Airline will mutually agree to a corresponding revision to the delivery dates set forth in previously accepted Product purchase orders.

K.	Spare Parts purchase orders, excluding Initial Provisioning and Tooling, may be terminated without penalty if notice is provided greater than the individual Spare Part lead time listed in the spare Parts catalog.

ARTICLE 5 [*]

[*]

ARTICLE 6 - TAXES AND DUTIES

Unless otherwise specified in this Agreement, CFM shall be responsible for and pay directly all corporate and individual taxes measured by net income or profit imposed by any governmental authority on CFM, its employees or subcontractors in any way connected with this Agreement (“CFM taxes”). Airline shall be responsible for and pay directly when due and payable all taxes, duties, fees, or other charges of any nature (including, but not limited to, ad valorem, consumption, excise, franchise, gross receipts, import, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), imposed by any governmental authority in Colombia or Brazil, or any other country in which Products are delivered at the

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direction of Airline (“Airline taxes”). All payments due and payable to CFM by Airline under this Agreement shall be made without deduction or withholding for Airline taxes, except that if Airline shall be required by law to deduct or withhold any Airline taxes from or in respect of any amount payable by it to CFM hereunder, the amount payable by Airline shall be increased by such amount as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings with respect to any additional amounts payable pursuant to this sentence), CFM receives the same amount that it would have received if no such deduction or withholding had been made. If CFM is nevertheless required to pay Airline taxes, Airline shall, within 30 days of presentation of CFM’s invoice for the Airline taxes, reimburse CFM for the Airline taxes. Airline shall provide to CFM on a timely basis accurate official receipts for deducted or withheld taxes. All rights to drawback of customs duties paid by CFM to the customs authorities of the country of manufacture of any products shall belong to CFM. Airline agrees to cooperate with CFM to obtain a drawback.

ARTICLE 7 [*]

[*]

ARTICLE 8 - EXCUSABLE DELAY

Neither Party shall be liable or in breach of its obligations under this Agreement to the extent performance of such obligations is delayed or prevented, directly or indirectly, by causes beyond its reasonable control, including acts of God, fire, terrorism, war (declared or undeclared), severe weather conditions, earthquakes, epidemics, material shortages, insurrection, acts or omissions of the other Party or the other Party’s suppliers or agents, any act or omission by any governmental authority, strikes, labor disputes, acts or threats of vandalism or terrorism (including disruption of technology resources), transportation shortages, or vendor’s failure to perform (each an “Excusable Delay”). The delivery or performance date shall be extended for a period equal to the time lost by reason of delay, including time to overcome the effect of the delay. The Party experiencing the Excusable Delay shall use reasonable efforts to continue performance whenever such causes are removed. In the event an excusable delay continues for a period of six (6) months or more beyond the scheduled delivery or performance date, Airline or CFM may, upon sixty (60) days written notice to the other, cancel the part of this Agreement so delayed, CFM shall return to Airline all payments relative to the canceled part of this Agreement.

ARTICLE 9 [*]

[*]

The obligations recited in this Article shall constitute the sole and exclusive liability of CFM for actual or alleged patent infringement.

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ARTICLE 10 - DATA

A.	All Data is proprietary to and shall remain the property of the Party disclosing it. All Data is provided to or disclosed in confidence, and shall neither (1) be used by the other Party or be furnished by the other Party to any other person, firm or corporation for the design or manufacture or repair of any products, articles, compositions of matter, or processes, nor (2) be permitted out of the other Party’s possession, or divulged to any other person, firm or corporation, nor (3) shall Airline use CFM’s Data in the creation, manufacture, [*]

B.	[*]

ARTICLE 11 - LIMITATION OF LIABILITY

The liability of CFM to Airline arising out of, connected with, or resulting from the manufacture, design, sale, possession, use or handling of any Product (including Engines installed on Airline’s owned or leased aircraft as original equipment and engines obtained, acquired, leased or operated before or after the execution of the Agreement) or furnishing of services, whether in contract, tort (including, without limitation, negligence, but excluding willful misconduct or gross negligence) or otherwise, shall be as set forth in this Agreement or in Exhibit A or B or in the applicable letter agreements to this Agreement and shall not, except as otherwise set forth in this Agreement, in any event exceed the purchase price (or in the absence of a purchase price, the fair market value) of the Engine, service or other thing giving rise to Airline’s claim. The remedies provided in this Agreement shall constitute the sole remedy of Airline and the sole liability of CFM. In no event shall either Party be liable for incidental, punitive, special, indirect or consequential damages, including but not limited to, damage to, or loss of use, revenue or profit with respect to any aircraft, engine, or part thereof, or any other obligation hereunder. THE WARRANTIES AND GUARANTEES SET FORTH IN EXHIBIT A AND ANY APPLICABLE LETTER AGREEMENTS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES WHETHER WRITTEN, STATUTORY, ORAL, OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE).

For the purpose of this Article, the term “CFM” shall be deemed to include CFM, GE, SNECMA, and CFM’s subsidiaries, assigns, subcontractors, suppliers, Product co-producers, and the respective directors, officers, employees, and agents of each. The foregoing shall not apply to any other claims arising from other agreements.

ARTICLE 12 - GOVERNMENT AUTHORIZATION, EXPORT SHIPMENT

CFM shall be responsible for obtaining any required export licenses from the US and France or any other country of manufacture and Airline shall be responsible for obtaining and complying with all licensing and reporting requirements of Colombia and other countries of foreign destination. Airline shall restrict disclosure of all information and data furnished in connection with such authorization and shall ship the subject matter of the authorization to only those destinations that are authorized by the U.S. under applicable Export Regulations.

ARTICLE 13 - PERSONAL DATA PROTECTION

A.	“Personal Data” is any information relating to an identified or identifiable natural person or to any legal entity if such legal entity is subject to data protection legislation in their country of incorporation (“Data Subject”).

B.	Airline and CFM each agree that any Personal Data obtained from the other Party will be deemed “Data” of the other Party as defined in this Agreement whether or not the Personal Data is publicly available.

C.	Airline and CFM each represent that in providing Personal Data to one another they will comply with all applicable laws and regulations, including but not limited to providing notices to or obtaining consents from the Data subjects when required.

D.	Steps shall be taken to implement and maintain physical, technical and organizational measures to ensure the security and confidentiality of Personal Data in order to prevent accidental, unauthorized or unlawful access, use, modification, disclosure, loss or destruction of Personal Data. The security measures taken shall be in compliance with applicable data protection laws and shall be adapted to the risks represented by the processing and the nature of the personal data to be collected and/or stored.

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ARTICLE 14 - NOTICES

Any notices under this Agreement shall become effective upon receipt and shall be in writing and be delivered or sent by mail, courier service, personal service or fax to the respective parties at the following addresses, which may be changed by written notice:

If to:	Aerovias del Continente Americano S.A. Avianca	If to:	CFM International, Inc.

One Neumann Way, M.D.
Cincinnati, Ohio 45215-1988 USA

Attn:		Attn:	Customer Support Manager
	Facsimile Number:		Facsimile Number:
	Telephone Number:		Telephone Number:

Notice sent by the U.S. mail, postage prepaid, shall be deemed received within seven (7) days after deposit.

ARTICLE 15 - MISCELLANEOUS

A.	Assignment of Agreement. [*]. Notwithstanding anything to the contrary contained herein, Airline shall be entitled to assign its rights hereunder at any time to any subsidiary or affiliate of Airline, including, any special purpose vehicle (an “SPV”) incorporated by Airline or utilized in connection with the financing of the Aircraft or Engines in order to provide security for the financing of any pre-delivery payments or in connection with the financing of its obligation to pay the final price of the Aircraft or Engines. It is understood and agreed that, notwithstanding any such assignment of rights by Airline under this Article 15, Airline will remain fully responsible for the performance of its obligations hereunder as though no such assignment had taken place.

B.	Applicable Law; Venue. All aspects of this Agreement and the obligations arising hereunder will be governed in accordance with the law of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

C.	Entire Agreement; Modification. This Agreement (and any amendments, exhibits, and letter agreement supplements hereto) contains the entire and only agreement between the Parties, and it supersedes all pre-existing agreements between such Parties, respecting the subject matter hereof; and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either Party. No modification or termination of this Agreement or any of the provisions herein contained shall be binding upon the Party against whom enforcement of such modification or termination is sought, unless it is made in writing and signed on behalf of CFM and Airline by duly authorized executives.

D.

Confidentiality of Information. This Agreement and letter agreements contain information specifically for Airline and CFM, and nothing herein contained shall be divulged by Airline or CFM to any third person, firm or corporation, without the prior written consent of the

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other Parties, which consent shall not be unreasonably withheld; except (i) that Airline’s consent shall not be required for disclosure by CFM of this Agreement and letter agreements, and related information given by Airline to CFM, to an Engine program participant, joint venture participant, engineering service provider or consultant to CFM so as to enable CFM to perform its obligations under this Agreement or letter agreements or to build the Engine or to provide informational data; (ii) to the extent required by Government agencies, by law, or to enforce this Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants, financial parties, or other professional advisors who must likewise agree to be bound by the provisions of this Article. In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied. In the event the Agreement, or other information or data is required to be disclosed or filed by or to government agencies by law, or by court order, the disclosing party shall notify the other where possible, at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with the other party in seeking confidential treatment of sensitive terms of the Agreement or such information and data.

E.	Duration of Agreement. This Agreement shall remain in full force and effect until (i) Airline ceases to operate at least one (1) aircraft powered by Products set forth herein, or (ii) less than five (5) aircraft powered by such Products are in commercial airline service, or (iii) the occurrence of a material breach of the obligations set forth in Article 10. Nothing herein shall affect the rights and obligations and limitations set forth in this Agreement as to Products ordered for delivery and work performed prior to termination of this Agreement.

F.	Survival Of Certain Clauses. The rights and obligations of the Parties under the following Articles and related Exhibits shall survive the expiration, termination, completion or cancellation of this Agreement:

Payment for Products

Taxes and Duties

Patents

Data

Limitation of Liability

Governmental Authorization, Export Shipment

Miscellaneous

G.	Language. This Agreement, orders, Data, notices, shipping invoices, correspondence and other writings furnished hereunder shall be in the English language.

H.	Severability. The invalidity or un-enforceability of any part of this Agreement, or the invalidity of its application to a specific situation or circumstance, shall not effect the validity of the remainder of this Agreement, or its application to other situations or circumstances. In addition, if a part of this Agreement becomes invalid, the Parties will endeavor in good faith to reach agreement on a replacement provision that will reflect, as nearly as possible, the intent of the original provision.

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GENERAL TERMS AGREEMENT NO. CFM-03-2007

I.	Waiver. The waiver by any Party of any provision, condition, or requirement of this Agreement, shall not constitute a waiver of any subsequent obligation to comply with such provision, condition, or requirement.

J.	Dispute Resolution. If any dispute arises relating to this Agreement, the Parties will endeavor to resolve the dispute amicably, including by designating senior managers who will meet and use commercially reasonable efforts to resolve any such dispute. If the Parties’ senior managers do not resolve the dispute within sixty (60) days of first written request, either party may request that the dispute be settled and finally determined by binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York, by one or more arbitrators appointed in accordance with the AAA Rules. The arbitrator(s) will have no authority to award punitive damages, attorney’s fees and related costs or any other damages not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement and applicable law. The award of the arbitrator(s) will be final, binding and non-appealable, and judgment may be entered thereon in any court of competent jurisdiction. All statements made or materials produced in connection with this dispute resolution process and arbitration are confidential and will not be disclosed to any third party except as required by law or subpoena. The Parties intend that the dispute resolution process set forth in this Article will be their exclusive remedy for any dispute arising under or relating to this Agreement or its subject matter. Either party may at any time, without inconsistency with this Article, seek from a court of competent jurisdiction any equitable, interim, or provisional relief to avoid irreparable harm or injury. This Article will not apply to and will not bar litigation regarding claims related to a party’s proprietary or intellectual property rights, not will this Article be construed to modify or displace the ability of the Parties to effectuate any termination contemplated in this Agreement.

K.	Electronic Transactions.

(i)	CFM may grant Airline access to and use of the Customer Web Center (“CWC”) and/or other CFM Web sites (collectively, “CFM Sites”). Airline agrees that such access and use shall be governed by the applicable CFM Site Terms and Conditions, provided, however, that in the event of a conflict with the provisions of this Agreement, this Agreement shall govern.

(ii)	CFM may permit Airline to place purchase orders for certain Products on the CFM Sites by various electronic methods (“Electronic POs”). The Parties agree that such Electronic POs a) constitute legally valid, binding agreements; b) have the same force and effect as purchase orders placed in paper format signed by Airline in ink; and c) are subject to the terms and conditions hereof.

(iii)	CFM may permit Airline to access certain technical Data through the CWC, including, but not limited to CFM technical publications under the terms and conditions of this Agreement. Airline shall be responsible for contacting its FAA representative for guidelines on the use of such electronic technical data.

(iv)	Airline represents and warrants that any employee or representative who places Electronic POs or accesses Data through the CWC is authorized by Airline to do so and has obtained a login name(s) and password(s) through the GE Site registration process. CFM shall be entitled to rely on the validity of a login name or password unless notified

Counterparts: This Agreement may be signed by the Parties in separate counterparts, and any single counterpart or set of counterparts, when signed and delivered to the other Party shall together constitute one and the same document and be an original Agreement for all purposes.

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GENERAL TERMS AGREEMENT NO. CFM-03-2007

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and the year first above written.

Aerovias del Continente Americano S.A. Avianca

By:

Typed Name:

Title:

Date:

CFM INTERNATIONAL, INC.

By:

Typed Name:

Title:

Date:

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GENERAL TERMS AGREEMENT NO. CFM-03-2007

EXHIBIT A

*	[Seven pages have been omitted in accordance with a request for confidential treatment.]

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GENERAL TERMS AGREEMENT NO. CFM-03-2007

EXHIBIT B

PRODUCT SUPPORT PLAN

(Covers Airline’s Purchased Aircraft, and Leased Aircraft)

SECTION I - SPARE PARTS PROVISIONING

A.	Provisioning Data

In connection with Airline’s initial provisioning of spare Parts, CFM shall furnish Airline with data in accordance with ATA Specification 2000 using a revision mutually agreed to in writing by CFM and Airline. The data shall be presented to Airline within a reasonable time period so as to enable Airline to order Parts and have delivery prior to first Aircraft delivery.

B.	Return Of Parts

Airline shall have the right to return to CFM, at CFM’s expense, any new or unused Part which has been shipped in excess of the quantity ordered or which is not the part number ordered or which is in a discrepant condition except for damage in transit.

C.	Parts Buy-Back

Within the first three (3) years after delivery of the first Aircraft to Airline, CFM will agree (i) to repurchase at the invoiced price, any initially provisioned spare Parts purchased from CFM that CFM recommended that Airline purchase, in the event Airline finds such Parts to be surplus to Airline’s needs or if such parts become obsolete due to service bulletins or airworthiness directives; or (ii) to exchange with Airline the equivalent value thereof in other Spare Parts as Airline may elect. Such Parts must be new and unused, in original CFM packaging, and shall meet CFM inspection requirements. Parts that become surplus to Airline’s needs by reason of Airline’s decision to upgrade or dispose of Products (other than, in either case, due to service bulletins or Airworthiness Directives) are excluded from this provision. Shipping costs for Parts returned will be paid by CFM.

D.	Parts of Modified Design

1.	CFM shall have the right to make modifications to design or changes in the spare Parts sold to Airline hereunder in each case the change shall be in CFM’s opinion, a change which improves the quality or performance of the parts.

2.	CFM will from time to time inform Airline in accordance with the means set forth in ATA Specification 2000, when such spare Parts of modified design become available for shipment hereunder.

3.	Spare Parts of the modified design will be supplied unless Airline advises CFM in writing of its contrary desire within ninety (90) days of the issuance of the Service

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Bulletin specifying the change to the modified Parts. In such event, Airline may negotiate for the continued supply of spare Parts of the pre-modified design at a rate of delivery and price to be agreed upon.

E.	Spare Parts Availability

1.	CFM will maintain a stock of spare Parts to cover Airline’s emergency needs. For purposes of this Paragraph, emergency is understood by CFM and Airline to mean the occurrence of any one of the following conditions:

AOG	-	Aircraft on Ground
Critical	-	Imminent AOG or Work Stoppage
Expedite	-	Less than Normal Lead Time

Airline will order spare Parts according to lead time as provided in Paragraph 1. above, but should Airline’s spare Parts requirements arise as a result of an emergency, Airline can draw such spare Parts from CFM’s stock. A 24-hour Customer Response Center is available to Airline for this purpose. If an emergency does exist, CFM will use its best efforts to ship required spare Part(s) within the time period set forth below following receipt of an acceptable purchase order from Airline:

AOG	-	4 Hours
Critical	-	24 Hours
Expedite	-	7 Days

In case of an imminent AOG caused by an Excusable Delay, Airline will be free to acquire CFM certified Products and Parts from other sources, and any such purchase will not represent any violation to this Agreement.

2.	All Airworthiness Directives (“AD”) issued (regardless of the permitted compliance date) by the Federal Aviation Administration of the United States, Colombia Aviation Administration and any other foreign aviation authority having jurisdiction over the operations of Airline or its affiliates prior to the delivery date of any Engine to Airline shall be accomplished or performed prior to such delivery date unless the AD states that the necessary actions can be accomplished at the next shop visit, in which case it may be performed at such shop visit.

3.	In the event of an AOG and provided Airline has procured the recommended number of Spare Engines, Airline will have access to Shannon Engine Services (SES) lease pool after paying the required access fees which is currently $50,000 per year for the first Spare Engine access, and $45,000 per year for the second.

SECTION II - TECHNICAL PUBLICATIONS AND DATA

CFM will provide Airline with technical publications in sufficient copies. CFM will provide free of charge technical publications and revision services to Airline for as long as Airline

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operates at least one Aircraft in a quantity reasonably requested by Airline, which quantity shall be appropriate to the quantity of Aircraft ordered by Airline.

All technical manuals provided by CFM shall be in the English language and in accordance with mutually agreed upon provisions of the ATA Specification.

SECTION III - TECHNICAL TRAINING

A.	Introduction

CFM shall make technical training available to Airline, at CFM’s designated facilities. Training can be performed at Airline’s facilities, if a spare engine is provided for training purposes as needed. Details on scope, quantity, materials, and planning are outlined below, and in Exhibit E.

B.	Scope

The training furnished under the GTA shall be as follows:

•	Product – as defined in the GTA

•	Quantity – 100 Student-Days* at no charge to Airline for 1st Firm Aircraft delivered; 50 Student-Days at no charge to Airline for each additional Firm, Aircraft delivered to Airline.

•	Courses – detailed in CFM training catalog and Exhibit E.

•

Availability – Training shall commence as soon as Airline may reasonably request in order to complete such training prior to delivery of the first A320 family leased aircraft scheduled for delivery in February 2008. Further the aforesaid quantity of training days at no charge may be utilized as needed by Airline based upon Firm Aircraft orders notwithstanding the scheduled delivery of Firm Aircraft. Airline shall reimburse CFM to the extended training and no charge is provided in anticipation of a Firm Aircraft delivery which is cancelled

*	Student-Days = the number of students multiplied by the number of class days

The Customer Support Manager, in conjunction with appropriate CFM Training representatives, will be available to conduct a review session with Airline to schedule required training. To assure training availability, such review shall be conducted six (6) to twelve (12) months prior to the delivery date of the first Firm Aircraft.

CFM will provide software, tooling, and other training aids and tools to enable Airline to train its selected personnel to become trainers for in house training.

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C.	Training Location

Unless arranged otherwise with CFM concurrence, training shall be provided by CFM at one or more of the CFM designated facilities identified in the training catalog. CFM shall use its best efforts to arrange training at its facilities in Cincinnati, Ohio. CFM looks forward to discussing Airline training requirements to design the best approach, and work to provide certain agreed to training in Colombia and Brazil.

D.	Training Material

All instruction, examinations and materials will be prepared and presented in the English language and in the units of measure used by CFM. If necessary, Airline will provide interpreters at Airline’s expense.

Additional training material (beyond the normal scope defined in the training catalog) may be provided as negotiated between Airline and CFM Customer Support.

E.	Airline Responsibility

During Engine maintenance training at any of the CFM designated facilities, Airline shall be responsible for typical expenses such as:

•	Air and ground transportation expenses

•	Lodging (hotel accommodations)

•	Meals

•	All Medical – physicians, medication, emergencies, etc.

•	Other various and sundry expenses (visits to other businesses, entertainment, etc.).

Airline will be responsible for shipping costs of training materials in all cases to the extent training is conducted at Airline’s facilities, including shipping costs for shipping a CFM56-5 engine to Airline’s facilities to support a training class.

F.	Training on Vendor-Furnished Products

As an integral part of CFM maintenance training, CFM also provides the following training for vendor-furnished products installed on CFM Engines:

•	Familiarity with the product’s location on the engine and its purpose

•	On-engine servicing of the product

•	Removal and Installation functions

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If Airline requires additional maintenance training on any vendor-furnished products, Airline shall schedule such training directly with the vendor.

SECTION IV - CUSTOMER SUPPORT AND SERVICE

A.	Customer Support Manager

CFM shall assign to Airline at no charge, a Customer Support Manager located at CFM’s factory to provide and coordinate appropriate liaison between the Airline and CFM’s factory personnel.

B.	Field Support

CFM will reimburse the payroll, and all other employee related expenses, and costs, and travel expenses of an in country Airline resource to fulfill field support requirements in Colombia. CFM will work with Airline to relocate and arrange training of an Airline employee following an agreed to selection process. After training, this employee will serve the Airline as a CFM Field Service Engineer, on a non-exclusive basis. The term of the assignment will be agreed to by CFM and Airline, as well as the replacement process. CFM will also have or obtain the logistical support team and network to provide parts, data and oversight on routine and non-routine field trips to provide responsive, continuous, system-wide technical support. Cost effective, timely and reliable services will be provided to help return the Airline Aircraft to revenue service.

CFM will also assist with the introduction of new aircraft/Engines into Airline’s fleet, resolution of unscheduled maintenance actions, product scrap approval, and rapid communication between Airline’s maintenance base and CFM’s factory personnel. Throughout the operation of these Engines, the Customer Support Center (“CSC”) and the Customer Web Center (“CWC”) will augment support at no additional charge to Airline.

SECTION V - ENGINEERING SUPPORT

CFM shall make factory based engineering support available, at no charge, to Airline, for typical powerplant issues.

SECTION VI - Engine Health Monitoring:

At no cost to Airline, CFM will provide a comprehensive engine health monitoring service to Airline and its affiliates for as long as Airline or its affiliates operates at least one Aircraft. This service is set forth in Exhibit D.

SECTION VII - GENERAL CONDITIONS - PRODUCT SUPPORT PLAN

A.

All support provided by CFM pursuant to Sections II through V above, is provided to Airline exclusively for the maintenance and overhaul of Airline’s Products by Airline, and may not be utilized for any other purpose, or assigned or otherwise transferred to any third

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party, without the written consent of CFM, which consent may be exercised by CFM in its sole discretion. Technical support for shops offering engine maintenance and overhaul services to third party customers is available from CFM directly. All support provided by CFM pursuant to Sections II through V will be provided for as long as the Airline operates one Engine, and shall commence and be provided to the Airline upon commencement of the operation of the new leased A320 family aircraft schedule to commence in February 2008.

B.	Airline will maintain adequate operational and maintenance records and make these available for CFM inspection at any reasonable time during regular business hours and upon reasonable notice.

C.	This Product Support Plan is subject to the provisions the of the Article titled “Limitation of Liability” of the Agreement to which this Exhibit B is attached.

D.	Airline may cooperate with CFM where practicable in the development of Engine operating practices, repair procedures, and the like with the objective of improving Engine operating costs.

E.	Except as provided in the Warranty Pass-On provisions in Paragraph E of Exhibit A of the Agreement to which this Exhibit B is attached, this Product Support Plan applies only to the original purchaser of the Engine except that installed Engines supplied to Airline through the aircraft manufacturer and installed Engines on Aircraft sold and leased back by Airline shall be considered as original Airline purchases covered by this Product Support Plan.

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EXHIBIT C

[*]

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EXHIBIT D

STANDARD DIAGNOSTICS SERVICES

1)	DIAGNOSTICS SERVICE ELEMENTS

[*]

2)	AIRLINE’S RESPONSIBILITY UNDER THE DIAGNOSTICS PROGRAM

A)	Airline (or Airline’s operator by delegation of this responsibility) shall:

1)	Provide CFM all information and records requested by CFM that are reasonably necessary for CFM to establish and provide the Service (including, but not limited to, avionics specifications, aircraft/engine maintenance history, engine configuration information, etc.). To the extent that such information and records are not owned by Airline, Airline represents and warrants that it has full authorization to disclose such information and records to CFM and that CFM has the right to use such information and records for all of the purposes that they are provided to CFM by Airline, including fulfilling CFM’s obligations under this Agreement.

2)	Make available to CFM data used in the monitoring and diagnostics of Engines eligible for coverage. Airline will authorize Airline’s air-to-ground service provider to forward the data directly to the CFM SITA/ARINC address ILNGE7X. If air-to-ground equipment is not available, CFM will work with the Airline to establish means such that the data is provided with minimal manual intervention.

3)	Access the Service via the CFM Extranet. A web browser, an internet service provider and a userid/password (supplied by CFM) is required. Such access shall be subject to the then-current CFM Extranet Terms and Condition as provided on the CFM Extranet site.

4)	It remains the sole responsibility of Airline to conclusively identify and resolve aircraft and Engine faults or adverse trends and make all maintenance decisions affecting Airline aircraft. CFM and Airline agree that this allocation of responsibility is reflected in the price of the Service.

B)	Airline acknowledges that the Services performed hereunder may be conducted by CFM affiliates outside of the U.S., and that there is no prohibition on CFM’s export of Customer data for such purposes.

3)	[*]

[*]

4)	ASSIGNMENT

[*]

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EXHIBIT E

[*]

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LETTER AGREEMENT NO. 1

TO GTA No. 03—2007

Aerovias del Continente Americano S.A. Avianca

WHEREAS, CFM International, Inc. (hereinafter individually referred to as “CFM”) and Aerovias del Continente Americano S.A. Avianca (hereinafter referred to as “Airline”) (CFM and Airline being hereinafter collectively referred to as the “Parties”) have entered into General Terms Agreement 03-2007 dated March 29, 2007 (hereinafter referred to as “GTA”); and

WHEREAS, the GTA contains the applicable terms and conditions governing the sale by CFM and the purchase by Airline of spare engines, related equipment and spare parts therefor in support of Airline’s CFM powered fleet of aircraft from Airbus S.A.S (“Airbus”).

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.	[*]

2.	[*]

3.	[*] Any such rescheduling of Aircraft or Spare Engines delivery will be at no cost or penalty to Airline hereunder if notification is provided to CFM at least twelve months before delivery, and will not affect the provisions, allowances, commitments, benefits or other provisions hereof.

In consideration of the above, CFM agrees to the following:

A.	*[Five pages have been omitted in accordance with a request for confidential treatment.]

[*] In the event an interim settlement results in a credit to Airline because the guaranteed rate is exceeded at that time but the guarantee is met at either a subsequent interim settlement or the final settlement, then such credit shall be repaid by Airline at such time. In the event the guarantee is not subsequently met, the interim settlement shall be offset against any subsequent amount due under the guaranteed cumulative rate.

PROPRIETARY INFORMATION NOTICE The information contained in this document is CFM Proprietary Information and is disclosed in confidence. It is the property of CFM and shall not be used, disclosed to others, or reproduced without the express written consent of CFM. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

LETTER AGREEMENT NO. 1

[*]

4.	*[Five pages have been omitted in accordance with a request for confidential treatment.]

D.	[*]

[*] Should Airline obtain financing from a financial institution with respect to a delivered Aircraft or Spare Engine, Airline will be entitled to assign certain of its right under the Agreements to the financial institution to serve as security for Airline obligations under such financing provided always that such assignment will not adversely affect CFM’s rights under the Agreements.

For the avoidance of doubt, any of such Aircraft or Engine financing or leasing shall be for the benefit of Airline. Further, there is no limit on the number of Aircraft that may be subject to a sale/leaseback or otherwise converted or swapped into an operating lease (with Avianca or any of their affiliates or the Operator. In either such event, the acquisition of an Aircraft by a leasing company for lease to Avianca or Synergy or their affiliates with installed Engines shall constitute for all purposes of this Side Letter and the GTA the acquisition of an Aircraft by Airline and all of the Allowances, warranties, guaranties and other provisions hereof shall apply to such new Aircraft and Engines. Upon any such sale/leaseback or conversion, the acceptance of the applicable Aircraft by the lessor shall constitute Aircraft acceptance under this Agreement, and the provisions of paragraphs 4, 7 and 11 of Attachment B hereto shall not apply.

E.	Authority

The parties represent and warrant that they have the corporate authority, and CFM represents that it has all other necessary authority, including approvals of the U.S. and French governments, to enter into this Side Letter and GTA and are not under any other constraint or obligation which would adversely effect their performance of its obligations hereunder or under the agreements contemplated herein.

F.	Counterparts

This Side Letter may be signed by the Parties in separate counterparts and any single counterpart or set of counterparts, when signed and delivered to the other Party shall together constitute one and the same document and be an original Side Letter for all purposes.

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LETTER AGREEMENT NO. 1

G.	Santos Dumont Operations

If requested by Airline, CFM will cooperate in all reasonable respects without charge to the Airline, to obtain certification , including all applicable documentation and modifications of the A319 and A320 Aircraft for operation at the Santos Dumont Airport in Brazil. CFM will not incur any direct or indirect expenses in providing such cooperation. CFM has advised Airline that it has received, for the A319 aircraft, a Landing Improvement Package for operation at Santos Dumont Airport.

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LETTER AGREEMENT NO. 1

The obligations, benefits and other provisions set forth in this Letter Agreement are in addition to the obligations, benefits and provisions set forth in the GTA. In the event of conflict between the terms of this Letter Agreement and the terms of the GTA, the terms of this Letter Agreement shall take precedence. Terms which are capitalized but not otherwise defined herein shall have the meaning given to them in Article I of the GTA. Capitalized terms used herein but not otherwise defined in the GTA but which are defined herein shall have the meaning given to them herein.

Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

Very truly yours,

Aerovias del Continente Americano S.A. Avianca	CFM International, Inc.

By:	By:

Typed Name:	Typed Name:

Title:	Title:

Date:	Date:

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[*]

[*]

A/C Qty.	Engine Type	Delivery Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]

Spare Engine Delivery Schedule

Spare Engine Qty.	Engine Type	Delivery Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Total 6 Spare Engines

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ATTACHMENT B

[*]

1.	*[One page has been omitted in accordance with a request for confidential treatment.]

Half or less of required Minimum Number of Aircraft delivered to Airline	Per-Aircraft allowances reduced to 75% of specified allowances on Aircraft delivered to Airline

More than half of required Minimum Number of Aircraft delivered to Airline	Per-Aircraft allowances reduced to 75% of specified allowances increased incrementally on a straight-line basis beginning from 75% up to 100% if 80% of the Minimum Number of Aircraft are delivered to Airline

[*] The above terms shall also apply to Purchase Right Aircraft which are subsequently ordered by Airline as firm deliveries. Notwithstanding the foregoing, if allowances are assigned to a financing entity to effect pre-delivery payments as permitted pursuant to Section 5 below, there shall be no adjustment of such assigned allowances. If pursuant to the terms of this Section 4 an assigned allowance would otherwise be reduced the amount of any such allowance reduction shall be allocated among the balance of the unassigned Firm Aircraft allowances (i.e. those Firm Aircraft for which allowances have not been assigned to a financing entity). If there are not enough remaining unassigned Firm Aircraft remaining to so allocate, then Airline shall pay the reduction(s) due, in cash.

5.	[*], financing, and title transfer of the Aircraft or a Spare Engine (sale and leaseback arrangement), or (iv) a subsidiary or affiliate Airline.

6.	[*]

7.	[*]

CFM shall retain any progress payments or other deposits made to CFM for any such Engine and such progress payments will be applied to the aforesaid cancellation charge for such Engine . Progress payments held by CFM in respect of any such Engine which are in excess of such amounts will be refunded to Airline, provided Airline is not then in arrears on other amounts owed to CFM or its subsidiaries and affiliates, in which event they shall be applied against such other amounts owed.

[*]

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There shall be no cancellation charge, adjustment or other charge or fee charged by CFM for any delay of Aircraft delivery agreed to by Avianca and Airbus.

8.	Delay Charge for Installed or Spare Engines

[*]

9.	Aircraft Substitution Rights

[*] However, if Airline replaces any of the Aircraft which are the subject of this Letter Agreement with another aircraft type, and the replacement aircraft is not equipped with CFM Engines such event shall be considered a cancellation and the cancellation provisions described in Section 7 above shall apply. If the replacement aircraft is equipped with other CFM engines, CFM will agree to adjust the allowance commensurate with the then current list price of the replacement engine as well as the quantity of the replacement aircraft, and the cancellation provisions of Section 7 above shall not apply.

10.	[*]

11.	[*]

[*] The allowance reimbursement is due no later than thirty (30) days from the time Airline ceases to own or operate such Aircraft. Interest will be calculated at Libor plus 2%, from the time of initial allowance payment on such Aircraft until the time of full reimbursement. Any sale and leaseback or other lease arrangement of an Aircraft which is operated by Airline, Synergy, Operator or affiliate of Airline, shall be permitted without the application of this Section 11.

12.	Cash Out of Credits

Any credits or other allowances granted hereunder which are available and unused one year after the delivery of the last Aircraft shall be liquidated and paid in cash to Airline within 30 days of its request therefore provided Airline has purchased (or leased through a sale and leaseback) the required level of Spare Engines.

13.	[*]

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ATTACHMENT C

[*]

[*]

[*]	[*]
[*]	[*]

A.	Base prices are effective for firm orders received by CFM within quoted lead-time for basic spare Engines (including associated equipment and maximum climb thrust increase) for delivery to Airline by CFM on or before December 31, 2014 in support of the Aircraft. The base prices are subject to adjustment for escalation as set forth herein, and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges [*]

B.	[*]

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ATTACHMENT D

I.	[*]

II.	[*]

A.	[*]

B.	[*]

[*] The resulting values will then be calculated as follows: A three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the months set forth in the Table below for the applicable Spare Engine / Major Module, with the released Employment Cost Index value described above for the month of March also being used for the months of January and February; the value for June also used for April and May; the value for September also used for July and August; and the value for December also used for October and November).

[*]

MONTH OF SCHEDULED ENGINE DELIVERY	MONTHS TO BE UTILIZED IN DETERMINING THE THREE MONTH ARITHMETIC AVERAGE
January	December A, January B, February B
February	January B, February B, March B
[*]	February B, March B, April B
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

A	=	Two calendar years before the year of the scheduled month of delivery.
B	=	The calendar year before the year of the scheduled month of delivery.
C	=	The calendar year during the year of the scheduled month of delivery.

C.	Each CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base Composite Index (CPIb) shall be the base index stated in the published prices.

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III.	[*]

[*]

IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

V.	The ratio (CPI / CPIb) shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. If the calculation of this ratio results in a number less than 1.000, the ratio will be adjusted to 1.000. The resulting three digit decimal shall be used to calculate Pn.

VI.	Values to be utilized in the event of unavailability.

*[One page has been omitted in accordance with a request for confidential treatment.]

Note:	Any rounding of a number, with respect to escalation of the Product Price, will be accomplished as follows: If the first digit of the portion to be dropped from the number is five or greater, the preceding digit will be raised to the next higher number.

VII.	[*]

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ATTACHMENT E

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

A.	General Conditions

The Guarantees offered in this Letter Agreement have been developed specifically for Airline’s new installed and spare Engines. They are offered to Airline contingent upon:

1.	[*]

2.	[*]

3.	[*]

4.	All workscopes are developed in accordance with the Workscope Planning Guide during each shop visit;

5.	Available on-wing maintenance and performance restoration procedures being used to avoid unnecessary shop visits; and

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LETTER AGREEMENT NO. 1

ATTACHMENT E

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

(continued)

6.	[*]

B.	[*]

C.	[*]

D.	Miscellaneous

[*]

The General Conditions described in Section II of Exhibit A of the GTA between CFM and Airline apply to the guarantees.

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LETTER AGREEMENT NO. 1

ATTACHMENT F

[*]

[*]

•	[*]

•

The shop visit was necessary to comply with an Airworthiness Directive issued by FAA, EASA or CAA or recommendations contained in CFM’s mandatory compliance service bulletins requiring compliance within a specified number of Flight Hours or Cycles.

•	[*]

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LETTER AGREEMENT NO. 1

ATTACHMENT G

DELAY AND CANCELLATION DEFINITIONS FOR GUARANTEE

Delay

[*]

•	An originating flight departs later than the scheduled departure time.

•	A through service or turnaround flight remains on the ground longer than the allowable ground time.

•	The aircraft is released late from maintenance.

[*]

[*]

[*]

NOTE:

Cancellation of any or all of the flight legs of multi-leg trip constitutes only one cancellation.

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LETTER AGREEMENT NO. 1

ATTACHMENT H

•	*[One page has been omitted in accordance with a request for confidential treatment.]

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